CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-281677 on Form S-6 of our report dated September 25, 2024, relating to the financial statement of FT 11727, comprising ETF Growth and Income Sept. '24 (ETF Growth and Income Portfolio, September 2024 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 25, 2024